Exhibit 8.1

Watson, Farley & Williams (New York) LLP
1133 Avenue of the Americas New York, New York 10036
Tel (212) 922 2200 Fax (212) 922 1512
May 25, 2011

Danaos Corporation

c/o Danaos Shipping Co. Ltd.

14 Akti Kondyli

184 45

Piraeus, Greece

Registration Statement on Form F-3 — Exhibit 8.1 Opinion

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) and the law of the Republic of Liberia (“Liberian Law”) for Danaos Corporation, a Marshall Islands corporation (the “Company”), in connection with the Company’s registration statement on Form F-3 (together with any amendments through the date of its effectiveness, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, with respect to the public offering of 23,945,945 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) that may be sold by or on behalf of certain selling stockholders of the Company.

In rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following:

(i)                                     the Registration Statement and the prospectus included therein (the “Prospectus”);

(ii)                                  the annual report on Form 20-F for the year ended December 31, 2010, filed with the Commission on April 8, 2011 (the “Annual Report”); and

(iii)                               such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed (i) the legal capacity of each natural person, (ii) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (iv) that there have been no undisclosed modifications, either written, verbal or otherwise, of any provision of any document reviewed by us in connection with the rendering of the opinion set forth herein, (v) the completeness of each document submitted to us and (vi) the truthfulness of each statement as to all

London • New York • Paris • Hamburg • Munich • Rome • Milan • Madrid • Athens • Piraeus • Singapore • Bangkok

Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253.  It is regulated by the Solicitors Regulation Authority and its members are solicitors or registered foreign lawyers.  A list of members of Watson, Farley & Williams (New York) LLP and their professional qualifications is open to inspection at the above address.  Any reference to a ‘partner’ means a member of Watson, Farley & Williams (New York) LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.

Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed above.

factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

This opinion letter is limited to Marshall Islands Law and Liberian Law.  We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the facts as set forth in the Prospectus and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Annual Report, under the caption “Item 10. Additional Information—Tax Considerations—Marshall Islands Tax Considerations” and “Item 10. Additional Information—Tax Considerations—Liberian Tax Considerations,” which is incorporated by reference into and forms part of the Registration Statement, and we confirm that the statements in such discussions, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson, Farley & Williams (New York) LLP with respect to such matters as of the date of the Prospectus and accurately state our views as to the tax matters discussed therein (except for the representations and statements of fact of the Company included under such captions, as to which we express no opinion).

We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson, Farley & Williams (New York) LLP

/s/ Watson, Farley & Williams (New York) LLP